UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 5, 2008

QPC LASERS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-28153	20-1568015
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

15632 Roxford Street, Sylmar, California		91342
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (818) 986-0000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

On or about September 5, 2008, QPC Lasers, Inc. (the “Company”) notified certain holders of its securities who have rights of participation in subsequent financings and other accredited investors that the Company is seeking to raise additional capital. The Company furnished to such potential investors a non-binding term sheet describing the proposed terms of the financing. A copy of the term sheet is attached hereto as Exhibit 99.1.

As contemplated by the term sheet, the Company is offering a minimum of $2 million and up to maximum of $7.5 million in a proposed private placement (the “Financing”) of units (the “Units”) of its common stock (the “Common Stock”) and common stock purchase warrants (the “Warrants”). Each Unit is anticipated to consist of 500,000 shares of Common Stock and Warrants to acquire an additional 750,000 shares of Common Stock exercisable for a period of five years after the date of grant at an initial exercise price of $0.25 per share. The Company has not received any commitments with respect to the proposed financing and there is no assurance that the Company will be able to complete the proposed financing on the terms set forth in the term sheet, or on other terms that are acceptable to the Company.

The Common Stock and Warrants will be offered solely to “accredited investors” as the term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended. The securities to be sold in the proposed financing will not be registered under Section 5 of the Securities Act of 1933 and may not be offered or sold in the United States absent such registration except pursuant to an applicable exemption from such registration requirements.

As conditions to the consummation of the Financing as proposed, the Company will be required to:

(i) amend and obtain waivers of certain covenants restricting financing activities and providing anti-dilution rights under its debentures and common stock purchase warrants issued in connection with its debenture financings completed in April and May of 2007 (the “2007 Debenture Financing”) and May and July of 2008 (the “2008 Debenture Financing”);

(ii) obtain the consent of holders of the debentures issued in the 2007 Debenture Financing to amend such debentures to extend the maturity date until May 31, 2011 in exchange for compensation paid in warrants to purchase common stock; and

(iii) obtain the consent of holders of at least 67% in principal amount outstanding of the debentures issued in the 2007 Debenture Financing to defer 50% of the cash payment of interest in exchange for compensation paid in restricted stock.

In addition, the Company will seek to obtain the consent of holders of a majority in interest of the “Registrable Securities,” as defined in the registration rights agreements, dated as of April 16, 2007 and May 22, 2007, relating to the registration rights applicable to the debentures issued in the 2007 Debenture Financing (collectively, the “Registration Rights Agreements”), to permit the Company to file a registration statement on Form S-8 and to amend the definition of “Exempt Issuance” to delete limitations on the number of shares, options and warrants issuable to consultants and equipment lessors under the Registration Rights Agreements.

The form of waiver agreements to be entered into among the Company and the holders of its debentures issued in the 2007 Debenture Financing and 2008 Debenture Financing are attached hereto as Exhibit 99.2 and 99.3, respectively.

In addition to obtaining such waivers, amendments and consents, the Financing is subject to the negotiation of definitive transaction documents, completion of due diligence and other conditions. No assurance can be given that the Financing will be consummated or will be consummated on the terms contained in the term sheet as summarized above.

Safe Harbor Statement

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company’s financing plans, objectives, expectations and intentions and other statements identified by words such as may, could, would, should, believes, expects, anticipates, estimates, intends, plans or similar expressions. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties, including those risks identified in the Company’s annual report on Form 10-KSB and other filings made by the Company with the Securities and Exchange Commission. Actual results may differ from those set forth in the forward-looking statements.

Section 9 – Financial Statements and Exhibits

Item 8.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Title
99.1	Term Sheet, dated September 5, 2008
99.2	Form of Consent, Waiver and Amendment Agreement among the Company and holders of its debentures issued in the 2007 Debenture Financing
99.3	Form of Consent, Waiver and Amendment Agreement among the Company and holders of its debentures issued in the 2008 Debenture Financing

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QPC LASERS, INC.

Dated: September 10, 2008	By:	/s/ George Lintz
George Lintz Chief Financial Officer

Exhibit Index
Exhibit No.	Title
99.1	Term Sheet, dated September 5, 2008
99.2	Form of Consent, Waiver and Amendment Agreement among the Company and holders of its debentures issued in the 2007 Debenture Financing
99.3	Form of Consent, Waiver and Amendment Agreement among the Company and holders of its debentures issued in the 2008 Debenture Financing